EXHIBIT 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITY.

Original Issue Date: August [30], 2022

$[1,305,555.56] Principal

$[1,175,000] Purchase Price

$[130,555.56] Original Issue Discount

ORIGINAL ISSUE DISCOUNT

PROMISSORY NOTE

THIS ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE is duly authorized and validly issued at an original issue discount by RECRUITER.COM GROUP, INC., a Nevada corporation (the “Company”) (this “Note”).

FOR VALUE RECEIVED, the Company promises to pay to __________ or its permitted assigns (the “Holder”), the principal sum of $[1,305,555.56] on the 12 month anniversary of the Original Issue Date, or August 30, 2023 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate and then outstanding principal amount of this Note in accordance with the provisions hereof.  This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following words and phrases shall have the following meanings:

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion, exercise or exchange of this Note or the Warrants issued together with this Note), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the shareholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person, (d) a replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

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“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Default Interest Rate” shall have the meaning set forth in Section 2(a).

“Event of Default” shall have the meaning set forth in Section 7(a).

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exempt Issuance” shall have the meaning set forth in the Purchase Agreement.

“Indebtedness” shall have the meaning set forth in the Purchase Agreement.

“Liens” shall have the meaning set forth in the Purchase Agreement.

“Mandatory Default Amount” means the sum of 112.5% of the aggregate of (i) the outstanding principal amount of this Note and the accrued and unpaid interest thereon, including default interest, and (b) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Note Register” shall have the meaning set forth in Section 3(c).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by this Note, (b) capital lease obligations and purchase money indebtedness incurred in connection with the acquisition of machinery and equipment as long as such capital leases and indebtedness, (c) the Indebtedness set forth on Schedule 3.1(aa) to the Purchase Agreement), and (d) as set forth on Schedule 4.19 to the Purchase Agreement.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness, and Liens set forth on Schedule 3.1(aa) to the Purchase Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Purchase Agreement” means the Securities Purchase Agreement, dated as of the date hereof, between the Company and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, or any market of the OTC Markets, Inc. (or any successors to any of the foregoing).

“Transaction Documents” has the meaning ascribed to it in the Purchase Agreement.

“VWAP” has the meaning ascribed to it in the Purchase Agreement.

Section 2. Interest/Repayment.

(a)  Interest. Interest shall accrue to the Holder on the aggregate then outstanding principal amount of this Note at the rate of 6% per annum , calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.   During the existence of an Event of Default, interest shall accrue at the lesser of (i) the rate of 15% per annum, or (ii) the maximum amount permitted by law (the lesser of clause (i) or (ii), the “Default Interest Rate”).  Interest shall be due on the first Trading Day of each calendar month during the existence of an Event of Default.

(b) Prepayment. All or any amounts due and owing hereunder, including any accrued and unpaid interest thereon, may be prepaid by the Company at any time without penalty.

Section 3. Registration of Transfers and Exchanges.

(a)  Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fees will be payable for such registration of transfer or exchange.

(b)  Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)  Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered upon the  records of Company for that purpose (the “Note Register”) as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Intentionally Omitted.

Section 5. Intentionally Omitted.

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Section 6. Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a)  other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)  other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)  amend its charter documents, including, without limitation, its articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d)  purchase or otherwise acquire shares of its Common Stock or Common Stock Equivalents in any manner that materially and adversely affects any rights of the Holder;

(e)  repay, or offer to repay, any Indebtedness other than the Note as provided in Section 2(b) or Permitted Indebtedness, as such terms Indebtedness and Permitted Indebtedness are in effect as of the Original Issue Date, provided that such payments other than on this Note shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exists or occurs or the Company is not be able to satisfy obligations owing to the Noteholder;

(f)  pay cash dividends or distributions on any equity securities of the Company;

(g)  enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC assuming that the Company is subject to the Securities Act or the Exchange Act, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(h) enter into any agreement with respect to any of the foregoing.

Section 7. Events of Default.

(a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)  any default in the payment of (A) principal and interest payment under this Note or any other Indebtedness (except as provided on Schedule 3.1(l) of the Purchase Agreement), or (B) late fees and other amounts owing to the Holder of this Note, as and when the same shall become due and payable (whether on the Maturity Date, or by acceleration or otherwise), which default, solely in the case of a default under clause (B) above, is not cured within five Trading Days;

(ii)  the Company shall fail to observe or perform any other covenant or agreement contained in this Note or any Transaction Document which failure is not cured, if possible to cure, within the earlier to occur of 15 Trading Days after (A) notice of such failure is sent by the Holder or by any other Holder to the Company and (B) the Company has become aware of such failure;

(iii)  except for payment defaults covered under Section 7(a)(i), the Company shall breach, or a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under, (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument (except as provided on Schedule 3.1(l) of the Purchase Agreement) to which the Company or any Subsidiary is obligated (and not covered by any other clause of this Section 7) which default or event of default if not cured, if possible to cure, within the earlier to occur of (i) five Trading Days after notice of such default sent by the Holder or by any other holder to the Company and (ii) the Company has become aware of such default;

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(iv)  any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made, which failure is not cured, if possible to cure, within the earlier to occur of 15 Trading Days after (A) notice of such failure is sent by the Holder or (B) by any other Holder to the Company;

(v)  the Company or any Subsidiary shall be subject to a Bankruptcy Event;

(vi)  the Company or any Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (B) admit in writing its inability to pay its debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing including a composition with  creditors or similar action;

(vii)  if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 days;

(viii)  the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $300,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within 10 days after the date thereof;

(ix)  any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $250,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 30 days;

(x)  any Material Adverse Effect;

(xi)  the SEC suspends the Common Stock from trading or the Company’s Common Stock is not listed or quoted for trading on a Trading Market which failure is not cured, if possible to cure, within the earlier to occur of 10 Trading Days after notice of such failure is sent by the Holder or by any other Holder to the Company or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available or is subject to a “chill” by the Depository Trust Company or any successor;

(xii)  the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

(xiii)  the Company shall fail for any reason, except if caused by the action or inaction of the Holder to deliver the Warrant Shares to the Holder by the second Trading Day after receipt of an exercise notice, or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of exercise of Warrants in accordance with the terms thereof;

(xiv)  the Company fails to comply in any material respect with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in the filing of any report required to be filed under the Exchange Act including any extension permitted by Rule 12b-25 under the Exchange Act) or ceases to be subject to the reporting requirements of the Exchange Act. For avoidance of doubt, a failure to file an Exchange Act report within such time shall be deemed to be a failure to comply in a material respect;

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(xv) the Company incurs any Indebtedness other than Permitted Indebtedness;

(xvi) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(xvii) [reserved];

(xxviii)  a Lien other than a Permitted Lien is imposed on the assets of the Company or any subsidiary and such Lien is not dissolved within 30 calendar days;

(xxix) the Company fails to deliver the original Note and Warrants to the Purchasers within five Trading Days as of each Closing;

(xxx) the Company provides the Holder with material non-public information concerning the Company without the Holder’s prior written consent;

(xxxi) the Company restates any financial statements included in its reports or registration statements filed pursuant to the Securities Act or the Exchange Act for any date or period from two years prior to the Original Issue Date of this Note and until this Note is or the Warrants issued to the Holder are no longer outstanding, if following first public announcement or disclosure that a restatement will occur the VWAP on the next Trading Day is 20% less than the VWAP on the prior Trading Day. For the purposes of this clause (xxxi) the next Trading Day if an announcement is made before 4:00 pm New York, NY time is either the day of the announcement or the following Trading Day; or

(xxxii) the Company or a Subsidiary enters into a Variable Rate Transaction or a similar transaction prohibited under the Purchase Agreement, without the prior written consent of the Holder.

(b)  Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount.  Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 7(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c)  Interest Rate Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured, this Note shall accrue interest at an interest rate equal to the Default Interest Rate.

(d)  Notice of an Event of Default.  Upon learning of an Event of Default with respect to this Note, the Company shall within two Trading Days deliver written notice thereof via facsimile or electronic mail and overnight courier (with next day delivery specified) to the Holder.

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Section 8. Miscellaneous.

(a)  Intentionally Omitted.

(b)  Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, email, followed by FedEx or similar receipted next day delivery, as follows:

If to the Company:	Recruiter.com Group, Inc. 500 Seventh Avenue New York, New York 10018 Attention: Evan Sohn, CEO Email: evan@recruiter.com with a copy to:
(which shall not constitute notice)	Porter, Wright, Morris & Arthur LLP 41 South High Street Columbus, Ohio 43215 Attn: William D. Gutmann, Esq. Email: wgutmann@porterwright.com

If to the Purchaser:	To the address listed on the Purchaser Signature Page to the Purchase Agreement.

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(c)  Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and accrued interest and late fees, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

(d)  Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof, reasonably satisfactory to the Company.

(e)  Exclusive Jurisdiction; Governing Law; Prevailing Party Attorneys’ Fees. All questions concerning the construction, validity, enforcement and interpretation of this Note and venue shall be governed by and construed and enforced in accordance with Section 5.8 of the Purchase Agreement. If any party shall commence an Action or Proceeding to enforce or otherwise relating to this Note, then, in addition to the other obligations of the Company elsewhere in this Note, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

(f)  Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

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(g)  Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h)  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

(i)  Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.

(j)  Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

Recruiter.com Group, Inc.

By:
Name:	Evan Sohn
Title:	Chief Executive Officer

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